UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda		HM 19
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2012, RenaissanceRe Holdings Ltd. (the “Company”) entered into a memorandum of agreement (the “Agreement”) with Neill A. Currie, the Company’s President and Chief Executive Officer, amending the Agreement Regarding Use of Aircraft Interest, dated as of November 17, 2009, by and between the Company and Mr. Currie, which the Company previously filed as Exhibit 10.48 to its Annual Report on Form 10-K for the year ended December 31, 2009 (the “Aircraft Use Agreement”). The Agreement provides, among other things, that (i) Mr. Currie will no longer be entitled to the 25 hours of Company-funded personal use of the Company’s aircraft that were provided to him previously in accordance with the Company’s policies in addition to his contractually contemplated business commute, as specified in the Aircraft Use Agreement and (ii) to the extent that Mr. Currie wishes to use the Company’s aircraft in addition to such business commute, Mr. Currie agrees to pay for such use in advance of any such trip, in accordance with Section 2 of the Aircraft Use Agreement, at the fully loaded variable rate (which rate represents the Company’s “aggregate incremental cost” of such use within the meaning of Regulation S-K and the rules and other guidance of the Securities and Exchange Commission). The description of the Agreement set forth herein is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit #	Description

10.1	Memorandum of Agreement by and between the Company and Neill A. Currie, dated February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: February 27, 2012
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel, & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Memorandum of Agreement by and between the Company and Neill A. Currie, dated February 21, 2012.